EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FHT Future Technology Ltd (Formerly known as Ghar Inc). (the “company”) on Form 10-Q for the period ended September 30, 2020 is filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lin Wenjin, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: December 16, 2020

/s/ Wenji Li

Wenji Li

Chief Executive Officer and

Chief Financial Officer

(Principal Executive Officer and

Principal Financial Officer)